May 7, 2004

Dear Stockholder,

I am pleased to extend to you my personal invitation to attend the 2004 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the "Company") on Wednesday, June 16, 2004 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779.

The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss our performance for the fiscal year ended January 31, 2004 and our plans for the current fiscal year. Certain members of the Company's Board of Directors and officers of the Company, as well as a representative of PricewaterhouseCoopers LLP, our independent auditors, will be available to answer any questions you may have, or to make a statement if they wish to.

While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

                                       Sincerely,


                                       Raymond J. Smith
                                       Chairman of the Board

                            LAKELAND INDUSTRIES, INC.

                                    NOTICE OF

                       2004 ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON

                                  June 16, 2004

TO THE STOCKHOLDERS OF LAKELAND INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lakeland Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 16, 2004 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779 for the following purposes:

1.    To elect two Class III members, and

2. To ratify the appointment of PricewaterhouseCoopers LLP, as the Company's independent public accountants for fiscal year 2005, and

3. To transact such other business as properly may come before the meeting or any adjournment thereof.

Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 23, 2004 will be entitled to notice and to vote at the meeting. Only stockholders of record at the close of business on the date above will be entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting of Stockholders will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten (10) days before the Meeting at the offices of the Company located at 711-2 Koehler Ave., Ronkonkoma, NY 11779.

May 7, 2004

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Christopher J. Ryan, Secretary

      Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                            LAKELAND INDUSTRIES, INC.
                               711-2 Koehler Ave.
                           Ronkonkoma, New York 11779
                                 (631) 981-9700

                                 PROXY STATEMENT

                       2004 Annual Meeting of Stockholders

                                  June 16, 2004

                               GENERAL INFORMATION

                                   ----------

This Proxy Statement and the accompanying Proxy Card are furnished in connection with the solicitation by the Board of Directors of Lakeland Industries, Inc. (the "Company") of proxies from the holders of the Company's $.01 par value Common Stock (the "Common Stock") for use at the 2004 Annual Meeting of Stockholders to be held on June 16, 2004, and at any adjournment thereof (the "Annual Meeting").

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company's 2004 Form 10-K (which includes the Company's Annual Report to Stockholders) are first being sent to the Company's stockholders on or about May 7, 2004.

                            About the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during fiscal 2004 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record dated, April 23, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 3,273,925 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to "street name" stockholders.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

      for election of the nominated slate of 2 Class III directors (see page 4), and to ratify the appointment of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending January 31, 2005.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Is my vote confidential?

Yes. It is our policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders' meeting except: (i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company;
(iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the

Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure.

                           ANNUAL REPORT AND FORM 10-K

Will I receive a copy of the Company's Annual Report?

We have mailed you the Annual Report and 10-K for the fiscal year ended January 31, 2004, with this Proxy Statement. The Annual Report includes the Company's audited financial statements, along with other financial and product information. We urge you to read it carefully.

How can I receive a copy of our Annual Report and Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and Form 10-K for the fiscal year ended January 31, 2004, which we recently filed with the Securities and Exchange Commission, by writing to:

      Corporate Secretary
      Lakeland Industries, Inc.
      711-2 Koehler Avenue
      Ronkonkoma, NY 11779

You can also obtain a copy of our Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on our Internet site at www.lakeland.com at the Financial Information heading then the subheading "All SEC Filings". Our Form 10-K and other SEC filings mentioned above are also available from the SEC's EDGAR database at www.sec.gov.

Who will bear the costs of soliciting proxies for the Annual Meeting?

The Cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians, and other similar parties.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

                How much stock do our directors and officers own?

The following table sets forth information as of April 26, 2004, with respect to beneficial ownership of our Common Stock by all persons known by us to own beneficially more than 5% of the Common Stock, each director and nominee for director of the Company and all directors and officers of the Company as a group. All persons listed have sole voting and investment power with respect to their shares of Common Stock. All share amounts have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

Name and Address               Number of Common              Percent
Beneficial Owner               Shares Beneficially Owned     of Class                Title
----------------               -------------------------     --------                -----
Raymond J. Smith               535,903                       16.37%          Chairman of the Board
711-2 Koehler Ave.                                                           of Directors
Ronkonkoma, NY 11779

Christopher J. Ryan            285,807(5)                     8.73%          Chief Executive Officer,
711-2 Koehler Ave.                                                           President, Secretary,
Ronkonkoma, NY 11779                                                         General Counsel and
                                                                             Director

John J. Collins, Jr.            99,290(1)                     3.03%          Director

Eric O. Hallman                 51,960(1)                     1.59%          Director

Walter J. Raleigh                9,680(2)                       .3%          Director

Michael E. Cirenza               5,500(3)                      .17%          Director

All officers and directors     988,140(5)(4)                 30.18%
As a group (9 persons)

Mr. & Mrs. Luis Hernandez      206,000                        6.29%
and Anthony Hernandez
3069 Misty Harbor
Las Vegas, NV 89117
(The Hernandez' are neither directors, officers nor employees of Lakeland)

----------
Included in the above are fully exercisable options to purchase the Company's common stock, as follows:

(1) 1,100 shares granted on June 18, 2003 and 1,210 shares granted on June 21, 2000 to each of Mr. Hallman and Mr. Collins;

(2)   1,210 shares granted on June 17, 1998 and 1,210 shares granted June 20,
      2001;

(3)   5,500 shares granted on June 18, 2003;

(4)   12,540 shares granted between June 17, 1998 and June 18, 2003;

(5) Mr. Ryan disclaims beneficial ownership of 13,310 shares owned by his wife.

                              CORPORATE GOVERNANCE

      We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and have done so since the year 2000. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, the Nasdaq Stock Market ("Nasdaq") has recently adopted changes to its corporate governance and listing requirements.

Codes

      o We have adopted a "Code of Ethics" (Please refer to Appendix B in this Proxy Statement). This Code applies to all directors, officers, and employees of our Company. Information concerning any alleged violations are to be reported in writing to Michael Cirenza, CFO Country-Life, 180 Vanderbilt Motor Parkway, Hauppauge, NY 11788. Mr. Cirenza is an independent director and member of the Audit Committee. Additional copies of our "Code of Ethics" for Directors, Officers, and Employees and our "Audit Committee Charter" can be obtained by writing to Secretary, Lakeland Industries, Inc. 711-2 Koehler Avenue, Ronkonkoma, NY 11743, or visit our website at www.lakeland.com under "Corporate Governance".

Shareholder Communication with Members of the Board of Directors

      o You can contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary's Office, Lakeland Industries, Inc., 711-2 Koehler Avenue, Ronkonkoma, NY 11779. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

      o The Company has never made loans to our directors or officers and complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

      o Under the regulations of the Securities and Exchange Commission ("SEC"), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company's stock. Information on filings made by any of our directors or executive officers can be found on the Company's web site at http://www.lakeland.com under "Financial Information" then "Insiders."

Board Attendance

      o Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board of Directors attended the June, 2003 Annual Meeting of Shareholders and each of the current members of the Board of Directors is expected to attend the June 16, 2004 Annual Meeting of Shareholders. During fiscal 2004, the Board of Directors met on three occasions. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served.

Proposal 1

                              ELECTION OF DIRECTORS

The majority of the members of our Board of Directors qualify as "independent directors" as determined in accordance with the current listing standards of the Nasdaq National Market ("Nasdaq"). Based upon current Nasdaq listing standards our Board of Directors has identified and affirmatively determined the following individuals as being independent directors: Michael E. Cirenza, Walter J. Raleigh, Eric O. Hallman and John J. Collins, Jr.

Our Certificate of Incorporation provides for three classes of directors with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. Our Certificate of Incorporation and our By-Laws also provide that each class of directors shall be nearly equal in number as possible and consistent with this rule that the Board shall allocate each newly created directorship to that of the available classes whose term of office is due to expire at the earliest date following such allocation. We currently have two Class I directors, two Class II directors and two Class III directors. At the 2004 Annual Meeting there are two nominees for director in Class III. The incumbent Class I and Class II directors have one year and two years, respectively, remaining on their terms of office.

We have no reason to believe that the nominees will be disqualified or unable to serve, or will refuse to serve if elected. However, if a nominee is unable or unwilling to accept election, the proxies will be voted for such substitute as our Board of Directors may select. It is intended that the shares represented by proxies will be voted, in the absence of contrary instructions, for the nominees listed in Class III in the following table. The Board of Directors has nominated and Management recommends the election of the persons listed in the following table as Class III directors. The table also sets forth the names of the two directors in Class I and the two directors in Class II whose terms of office have not expired, their ages, their positions with the Company and the period each has served as a director of the Company. There are no family relationships among the Board members.

                                                              Position
                                                              With the                           Director
      Name                          Age                       Company                            Since
---------------------------------------------------------------------------------------------------------

                                    NOMINEES FOR DIRECTOR - CLASS III
                             Nominees for Three Year Term Expiring in June, 2007

                                     ---------------------------------

      Raymond J. Smith              65                        Chairman of the Board              1982
                                                              of Directors

      Walter J. Raleigh             76                        Director                           1991

                                        INCUMBENT DIRECTORS CLASS I
                             One year remaining on Term Expiring in June 2005

                                                ----------

      Christopher J. Ryan           52                        Chief Executive Officer,           1986
                                                              President, General Counsel,
                                                              Secretary and Director

      Michael E. Cirenza            48                        Director                           2003

                                        INCUMBENT DIRECTORS - CLASS II
                             Two years remaining on Term Expiring in June 2006

                                                ----------

      John J. Collins, Jr.          61                        Director                           1986

      Eric O. Hallman               60                        Director                           1982

      The principal occupations and employment of the nominees for director and for the directors continuing in office are set forth below:

      Raymond J. Smith, one of our co-founders, has been Chairman of our board of directors since our incorporation in 1982 and was President from 1982 to January 31, 2004. Mr. Smith's term as a director will expire at our annual meeting of stockholders in June 2004.

      Walter J. Raleigh is a director of CMI Industries, Inc., the successor company to Clinton Mills, Inc., and was president of Clinton Mills Sales, Co. Division, N.Y. from 1974 to 1995. Clinton Mills was a textile manufacturer of woven fabrics. Mr. Raleigh retired from Clinton Mills in 1995 and was a Senior Adviser to CMI Industries, Inc. between 1995 and 2000. Mr. Raleigh has served as one of our directors since 1991 and his term as a director will expire at our annual meeting of stockholders in June 2004.

      Christopher J. Ryan has served as our Chief Executive Officer and President since February 1, 2004, Secretary since April 1991, General Counsel since February 2000 and a director since May 1986. Mr. Ryan was our Executive Vice President - Finance from May 1986 until becoming our President on February 1, 2004. From October 1989 until February 1991, Mr. Ryan was employed by Sands Brothers and Rodman & Renshaw, Inc., both investment banking firms. Prior to that, he was an independent consultant with Laidlaw Holding Co., Inc., an investment banking firm, from January 1989 until September 1989. From February 1987 to January 1989, Mr. Ryan was employed as the Managing Director of Corporate Finance for Brean Murray, Foster Securities, Inc. He was employed from June 1985 to December 1986 as a Senior Vice President with the investment banking firm of Laidlaw Adams Peck, Inc., a predecessor firm to Laidlaw Holdings, Inc. Mr. Ryan has served as one of our directors since 1986 and his term as a director will expire at our annual meeting of stockholders in June 2005.

      Michael E. Cirenza has been the Executive Vice President and Chief Financial Officer of Consac Industries, Inc., a manufacturer and distributor of vitamins and nutritional supplements, since September 2002. Mr. Cirenza was the Chief Financial Officer and Chief Operating Officer of Resilien, Inc., an independent distributor of computers, components and peripherals from January 2000 to September 2002. He was an Audit Partner with the international accounting firm of Grant Thornton LLP from August 1993 to January 2000 and an Audit Manager with Grant

Thornton LLP from May 1989 to August 1993. Mr. Cirenza was employed by the international accounting firm of Price Waterhouse from July 1980 to May 1989. Mr. Cirenza is a Certified Public Accountant in the State of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Cirenza has served as one of our directors since June 18, 2003 and his term as a director will expire at our annual meeting of stockholders in 2005.

      John J. Collins, Jr. was Executive Vice President of Chapdelaine GSI, a government securities firm, from 1977 to January 1987. He was Senior Vice President of Liberty Brokerage, a government securities firm, between January 1987 and November 1998. Presently, Mr. Collins is self-employed, managing a direct investment portfolio of small business enterprises for his own accounts. Mr. Collins has served as one of our directors since 1986 and his term as a director will expire at our annual meeting of stockholders in June 2006.

      Eric O. Hallman was President of Naess Hallman Inc., a ship brokering firm, from 1974 to 1991. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset (U.S.A.), Inc., a ship brokering and international financial services and consulting concern, and was an officer of Sylvan Lawrence, a real estate development company, between 1992 and 1998. Between 1998 and 2000, Mr. Hallman was President of PREMCO, a real estate management company, and currently is Comptroller of the law firm Murphy, Bartol & O'Brien, LLP. Mr. Hallman has served as one of our directors since our incorporation in 1982 and his term as a director will expire at our annual meeting of stockholders in June 2006.

Potential Anti-Takeover Effect

The Board of Directors has the authority, without further approval of our shareholders, to issue preferred shares (the "Preferred Shares") having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Preferred Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. In addition, we are subject to Delaware statutes regulating business combinations, takeovers and control share acquisitions which might hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Shares when issued and the Delaware statutes regulating business combinations, takeovers and control share acquisitions can have a depressive effect on the market price of our securities and can limit shareholders' ability to receive a premium on their shares by discouraging takeover and tender offer bids.

The Directors of the Company serve staggered three-year terms. Our Restated Certificate of Incorporation sets forth a provision that requires certain business combinations to be approved by at least two-thirds of the Company's voting securities, unless two-thirds of the members of the Board of Directors have approved the transaction, and further requires approval of holders of two-thirds of the Company's voting shares to amend these provisions. In addition, the shareholders have authorized an Employee Stock Ownership Plan ("ESOP"). In the past, other companies have used similar plans to hinder or prevent a takeover situation. The Company has also entered into employment contracts with certain executive officers providing for lump sum payments of contracted salaries pursuant to various formulas, should there be a change in control of the Company. These factors could have an anti-takeover effect by making it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise or the removal of incumbent officers and directors. These provisions could delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock held by our shareholders.

Committees of the Board of Directors are as follows:

      1- The Audit Committee was formed in September, 1987 and is responsible for recommending to the Board of Directors the appointment of independent auditors for the fiscal year, reviewing with the independent auditors the scope of their proposed and completed audits, reviewing our financial management, its independent auditors and other matters relating to audits and the adequacy of our internal control structure. The committee members are:
Michael Cirenza, John J. Collins, Jr., Eric O. Hallman, and Walter J. Raleigh.

      2- The Stock Option and Compensation Committee is responsible for evaluating the performance of our management, fixing or determining the method of fixing compensation of our salaried employees, administering our Stock Option and 401K Plans, and reviewing significant amendments to a subsidiary's employee pension benefit plan. The Committee also, in conjunction with the Chief Executive Officer, considered the qualifications of prospective directors of the Company and, as vacancies occurrred, recommended nominees to the Board of Directors.

      3- Nominating Committee. Effective April 6, 2004 the Board of Directors established a separate nominating committee consisting of Mssrs. Collins, Hallman, Raleigh and Cirenza, all of whom are independent outside directors. The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of understanding of and achievements in manufacturing, finance, accounting, and marketing, and international experience and culture. These factors, and any other qualifications considered useful by the Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with repect to such factors, the Nominating Committee has not established any specific minimum criteria or qualification that a nominee must possess. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board. The Nominating Committee will consider nominees to the Board recommended by stock holders. Such recommendations must be in writing and sent to our Secretary no later than January 31st of the year in which the Annual Meeting is to be held, accompanied by a detailed description of the proposed nominee's principal occupation and his or her other qualifications which, in the stockholder's opinion, make such a person a suitable candidate for nomination to the Board. The former Nominating Committee, prior to April 6, 2004 which consisted of Msses. Hallman, Collins and Raleigh met three times during the year ended January 31, 2004.

Compensation Committee Interlocks and Insider Participation

Members of the Stock Option and Compensation Committee are independent outside directors who do not serve in any other capacity with respect to the Company or any of its subsidiaries. The members of the Stock Option and Compensation Committee are Eric O. Hallman, John J. Collins, Jr. and Walter J. Raleigh. No Lakeland executive officer has ever served or presently serves on the compensation committee (or equivalent), or board of directors of another entity whose executive officers(s) served on Lakeland's Stock Option and Compensation Committee Board. Messrs. Collins and Hallman are partners of POMS Holding Co. and Messrs. Collins, Hallman and Raleigh are partners of River Group Holding Co., LLP, and An Qiu Holding Co., LLC. See "Certain Relationships and Related Transactions".

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference therein.

      During fiscal 2001, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board of Directors on June 21, 2000. The complete text of this charter, which reflects standards set forth in the regulations of the Securities and Exchange Commission ("SEC") and NASDAQ rules, is for your information reproduced in Appendix A to this Proxy Statement.

      As set forth in more detail in the charter, the Audit Committee's primary duties and responsibilities fall into three broad categories:

first the Committee will serve as an independent and objective party to monitor our financial reporting process and internal control system;

second, the Committee is responsible for reviewing and appraising the audit efforts of our independent accountants and internal auditing department; this includes matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

third, to provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

      The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met seven times during fiscal 2004.

      In overseeing the preparation of our financial statements, the Committee met with both management who has the primary responsibility for the financial statements, the reporting process and the systems of internal control, and our outside auditors who are responsible for expressing an opinion on the conformity of our audited financial statements under generally accepted auditing standards, to review and discuss all financial statements under generally accepted auditing standards, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards Nos. 61 and 90, "Communication With Audit Committees".

      With respect to our outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee and received written disclosure and the letter from the independent auditors as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The current members of the Audit Committee meet the independence and experience requirements set forth in Rule 4200 (a) (15) of the listing standards of the National Association of Securities Dealers, Inc.

      The Audit Committee includes at least one independent director who is determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC Rules. Michael E. Cirenza is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is an SEC disclosure requirement related to Mr. Cirenza's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Cirenza any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee of the Board.

      On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of our independent auditors.

                              THE AUDIT COMMITTEE:

                               Michael E. Cirenza

                              John J. Collins, Jr.

                                 Eric O. Hallman

                                Walter J. Raleigh

Fees billed to the Company by PricewaterhouseCoopers LLP for the year ended January 31, 2004 and 2003:

      The Company incurred the fees shown in the following table for professional services provided by PWC for 2004 and 2003:

                                                       2004               2003
                                                     --------           --------
Audit Fees (1)                                       $116,000           $ 89,000
Audit-Related Fees (2)                                  6,000                  0
Tax Fees (3)                                           24,000             24,000
All Other Fees (4)                                     15,803              6,140
                                                     --------           --------
Total (5)                                            $161,803           $119,140
                                                     ========           ========

Audit Fees:

      1) Audit fees include audit of the Company's financial statements and the review of the Company's quarterly financial statements included in the Quarterly Reports on Form 10-Q.

      2)    Audit-related fees primarily involve transfer pricing issues.

      3) Tax fees relate to the preparation of tax returns and other tax compliance activities.

      4) All other fees consist of regulatory advisory services and expense reimbursement.

      5) Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements as of and for the years ended January 31, 2004 and 2003 and its limited reviews of our unaudited condensed consolidated interim financial statements were $116,200 and $89,000, of which an aggregate amount of $52,200 and $37,000 had been billed through January 31, 2004 and 2003 respectively.

Financial Information Systems Design and Implementation Fees:

During the years ended January 31, 2004 and 2003, PricewaterhouseCoopers LLP rendered no professional services to us in connection with the design and implementation of financial information systems.

Respectfully submitted,

AUDIT COMMITTEE

                            RATIFICATION OF AUDITORS
                             (Item 2 on Proxy Card)

      The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm PricewaterhouseCoopers LLP (hereinafter referred to as "PWC") as our independent public accountants for the fiscal year ending January 31, 2005 and recommends that the stockholders vote `FOR" ratification of such appointment. It is expected that a representative of PWC will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

      Stockholder ratification of the appointment of PWC as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board is submitting the appointment of PWC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

      Ratification of the appointment of auditors requires a majority of the votes cast thereon. Abstentions with respect to this proposal have the same effect as a vote against the proposal. Broker non-votes with respect to this proposal will not be counted with regard to this proposal.

      The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of PWC as our independent public accountants.

                       COMPENSATION OF EXECUTIVE OFFICERS

                                   ----------

The table below sets forth all salary, bonus and all other compensation paid to our chief executive officer and each of our other executive officers (who earned more than $100,000 per year in salary and bonus) for the years ended January 31, 2004, 2003 and 2002:

                                                                                Long -term
                                              Annual Compensation               Compensation Awards
                                      ------------------------------------      --------------------------------
       (a)                            (b)            (c)             (d)             (e)            (g)
----------------------------------------------------------------------------------------------------------------
                                                                                                Securities
Name and                                                                        All Other       Underlying
Principal Position                    Year        Salary          Bonus         Compensation    Options/SARs (#)
------------------                    ----        --------        --------      ------------    ----------------
Raymond J. Smith,                     2004        $276,000        $132,500        $ 30,041               0
Chairman (Former President)           2003         262,500          82,500          22,242               0
                                      2002         262,500               0           7,289               0

Christopher J. Ryan, President        2004        $241,000        $ 27,300        $  9,453               0
(Former Executive V.P.),              2003         215,000          40,300           8,927           4,455
General Counsel and Secretary         2002         215,000               0           8,548           4,050

Harvey Pride, Jr                      2004        $152,000        $ 16,800        $  4,799               0
Vice President,                       2003         135,000          24,800           4,503               0
Manufacturing                         2002         135,000               0           3,606               0

James M. McCormick                    2004        $152,000        $ 21,000        $ 12,037               0
Treasurer                             2003         135,000          31,000           5,259               0
                                      2002         135,000               0           4,372           9,850

             EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      There are four executive officers with salary and bonus individually exceeding $100,000. There were no pension or retirement plans or other benefits, payable or accrued, for such persons during fiscal year 2004. We have entered into employment contracts with all executive officers providing for fiscal 2005 annual compensation of $250,000 for Mr. Smith and $295,000 for Mr. Ryan, $170,000 for Mr. Pride, and $170,000 for Mr. McCormick. Messrs. Smith and Pride each have a three year contract which expires on January 31, 2007; Mr. Ryan has a two year contract expiring February 1, 2006 and Mr. McCormick has a one year contract expiring January 31, 2005. In addition we have entered into an employment contract with Paul C. Smith the son of Raymond J. Smith, commencing February 1, 2004. This contract provides for annual compensation of $130,000 and expires on January 31, 2007. All contracts are automatically renewable for two, one year terms, unless in various instances 30 to 120 days notice is given by either party. The above named executives participate in the Company's 401-K Plan which commenced on January 1, 1995. The Company made a contribution to this plan totaling $100,033, during the plan year ended December 31, 2003.

      These employment contracts are similar in nature and include disability benefits, vacation time, non- compete and confidentiality clauses. There are no provisions for retirement. Messrs. Smith, Ryan, Pride and McCormick's contracts have an additional provision for annual bonus based on the Company's performance and based upon earnings per share formulas determined by the Stock Option and Compensation Committee of the Board of Directors of the Company. Accordingly, the annual bonus accrued at January 31, 2004 (for payment in May 2004) were Messrs. Smith $200,000, Ryan $44,950, Pride $31,000 and McCormick $31,000. All contracts provide for lump sum payments of contracted salaries pursuant to various formulas should there be a change in control of the Company. Messrs. Smith and Ryan have minimum bonus provisions contained in their contracts of $25,000 and $20,000, respectively.

How does the Company pay its executive officers?

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board oversees the administration of the Company's executive compensation programs. The Committee is responsible for establishing and interpreting the Company's compensation policies and approving all compensation paid to executive officers, including the Named Executive Officers listed in the Compensation of Executive Officers Table of this Proxy Statement.

      Each member of the Committee is an independent director as defined by the National Association of Securities Dealers rules.

Compensation Philosophy

      The Company's executive compensation program consists of three principle elements: a base salary, a performance-based annual incentive plan based upon the Company's earnings per share and long-term incentives. The purpose of the program is to attract, motivate and retain high quality key executives and managers.

      When setting the base and incentive compensation levels for executives, the Committee normally compares such compensation levels primarily with those of peer companies and other companies of similar size in revenues and market capitalization. The Committee normally makes such comparison because it believes that it is with these companies that the Company must compete for qualified and experienced executives.

      The Committee recognizes that a variety of circumstances may influence the performance of an individual or the Company at any given time. Accordingly, the Committee uses its judgment to make discretionary awards or adjustments under compensation plans when it believes that doing so serves the long-term interests of the Company's shareholders.

      In fiscal year 2004, the Committee initiated an extensive review of the Company's executive compensation strategy and programs. The Committee believes it was necessary to focus on the overall cost and competitiveness of executive compensation, while rewarding and retaining the management team in a period of challenging business conditions. Accordingly, the Committee adopted a executive compensation strategy for 2004 and beyond. Going forward, overall executive pay will be positioned at the 65th percentile of the median of the market in both the mix of direct pay elements and total direct compensation value. Individuals could also earn compensation above or below the median based on the Company's financial performance and their individual contributions. With respect to long-term incentive awards, in the future the Company will issue stock options at its discretion.

      The Compensation Committee's responsibilities include overseeing the Company's compensation policies, supervising compensation for management and employee benefits and administering our stock option and other employee benefit plans.

      The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements include base salaries and incentive compensation arrangements designed to reward management for achieving certain earnings or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Company enters into with executive officers and key individuals, other than those senior executives who have written employment agreements. See "Compensation of Executive Officers".

      In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Company towards attaining its long-term profit and return on equity goals. Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent based on the profitability of the Company as a whole.

Base Salary

      In addition to market competitiveness, the Committee also considers certain qualitative factors in determining base salaries. Such factors can include the executive's (1) past performance and contributions to the Company's success, (2) additional responsibilities arising from internal and external factors impacting the Company, (3) expected future position and contributions,
(4) tenure in the executive's current position, and (5) vulnerability to recruitment by other companies.

Annual Incentive Awards

      Each year, the Committee establishes earnings-related goals for the Executive Officers for the fiscal year. The Executive Officers are eligible to receive a cash award based primarily on the extent to which the Company increases its earnings per share from the prior year, which may be modified by other measures related to service, quality and ethics.

Long- Term Incentives

      The Committee's objective for long-term compensation will be to provide executives with an interest in common with that of the Company's shareholders and an incentive to enhance the Company's long-term financial performance, and thus shareholder value. The Committee's policy with respect to setting long-term compensation awards is to consider the practices of peer companies and other companies of similar size and market capitalization value. This is because the Company must compete with such other companies in order to attract and retain qualified executives and because shareholders consider investing not only in other companies but also other companies generally when evaluating where best to invest their capital. Grant guidelines are established for each executive position based on the median competitive aggregate grant value for peer companies with similar market capitalization.

In fiscal 2004, the Company made no stock option grants to executive management.

Compensation for the Executive Officers

      Messrs. Smith, Ryan, Pride, McCormick and Smith have been awarded base compensation of $250,000, $335,000, $190,000,$190,000 and $130,000,
respectively, for fiscal 2006. In addition, the Committee reviewed what was normally paid the Chairman in Mr. Smith's case and President, Secretary and General Counsel in Mr. Ryan's case, the Chief Manufacturing Executive in Mr. Pride's, Treasurer in Mr. McCormick's case, and Vice President in Mr. Smith's case in public companies of Lakeland's size and concluded that the compensation package represented close to the median of officer compensation in like public companies of comparable size after reviewing 2003 Officer Compensation Report, A Panel Publication, Aspen Publishers Inc.

      These contracts also provide for bonuses in addition to salary based upon the Company's increase in earnings. (See Directors and Principal Stockholders.) The Stock Option and Compensation Committee believes that the contracts covering Messrs. Smith, Pride and Ryan are appropriately tied to their respective levels of expertise, were constructed at or below industry norms, and any increases in compensation were and will be tied to increases in the Company's earnings. The Stock Option and Compensation Committee also took into consideration that since the inception of the Company 22 years ago there have been no executive pension plans, deferred compensation plans, or other compensation or benefit plans for executives of the Company other than the Company's Stock Option Plan and the 401-K Plan, the latter of which did not go into effect until January 1, 1995.

      The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee

Eric. O Hallman
John J. Collins, Jr.
Walter J. Raleigh

Performance Graph

The following Corporate Performance Graph, obtained from Media General Financial Services of Virginia, compares the five year cumulative total return of our common stock with that of a broad equity market index, including dividend reinvestment, and with that of a peer group:

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG LAKELAND INDUSTRIES, INC.,
                    S&P COMPOSITE INDEX AND PEER GROUP INDEX

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                                         (DOLLARS)
--------------------------------------------------------------------------------
                              1999     2000     2001     2002     2003     2004
--------------------------------------------------------------------------------
LAKELAND INDUSTRIES, INC     100.00    67.65    74.02   143.53   120.45   278.68
--------------------------------------------------------------------------------
     PEER GROUP INDEX        100.00    62.75    65.05    83.91   128.27   154.84
--------------------------------------------------------------------------------
   S&P COMPOSITE INDEX       100.00   110.35   109.35    91.70    70.59    95.00
--------------------------------------------------------------------------------

                     ASSUMES $100 INVESTED ON FEB. 01, 1999
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JAN. 31, 2004

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      We currently grant stock options under two plans both of which were approved by our shareholders in 1994. The first is our Employee Incentive Stock Option Plan and the second is our Non-Employee Directors' Option Plan. There are currently 250,000 option shares available for future grant under the Employee Incentive Stock Option Plan and 29,000 option shares available for future grant under the our Non-Employee Directors' Option Plan. Employee Incentive Stock Option awards are made at the discretion of the Compensation Committee of the Board of Directors. No Employee Incentive Stock Options were awarded for the fiscal years ending January 31, 2004, 2003, 2003, 2002 and 2001. The Director's Option Plan stipulates that upon an independent director's initial election to the Board of Directors that director is to receive 5,000 options and upon each re-election (a period of three years) a director is to receive 1,000 options. This plan only covers independent directors who are neither officers nor employees.

                      Equity Compensation Plan Information

                               Number of securities to      Weighted-average         Number of securities remaining
                               be issued upon exercise      exercise price of     available for future issuance under
                               of outstanding options,    outstanding options,         equity compensation plans
                                 warrants and rights       warrants and rights     (excluding securities reflected in
                                                                                              column (a))
      Plan category                      (a)                       (b)                            (c)
----------------------------   -----------------------    --------------------    -----------------------------------
Equity compensation
plans approved by                       12,540                    $7.70                         279,000
security holders

Equity compensation                      None                       0                              0
plans not approved by
security holders
                       Total            12,540                    $7.70                         279,000

Option/SAR Grants in Last Fiscal Year - No stock options were granted to any employee in fiscal 2004 and no SAR grants have been made since inception of the Stock Option Plan, see "Directors' Compensation".

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values.

      Messrs. Smith, Ryan, Pride and McCormick participate in the Company's Incentive Stock Option Plan (common stock). There are no outstanding incentive stock options as of January 31, 2004.

      There are currently 250,000 option shares available for future grant under this plan. During the year ended January 31, 2004, no stock options were granted and the following options were exercised:

                         Shares         Value     Number of Securities Underlying              Value of Unexercised In-the-Money
       Name of         Acquired on    Realized    Unexercised Options/SARSs at Fiscal          Options/SARSs at Fiscal Year-End ($)
      Executive        Exercise #         $       Year-End ($) Uxercisable/Unexercisable       Exercisable/Unexercisable
      ---------        -----------    --------    --------------------------------------       ------------------------------------
Christopher J. Ryan       4,900       $71,932                       0                                         0

* Share amount, option price, and exercise price have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

                             DIRECTORS' COMPENSATION

                                   ----------

      Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board. Outside Directors received $3,000 quarterly as compensation for serving on the Board and its committees. There are no charitable award or director legacy programs. Messrs. Collins, Hallman, Raleigh, and Cirenza participate in our Non-Employee Directors' Option Plan as follows:

                                                                                Value of Unexer-
                                                                               cised In-the-Money
                          # of         Option        Date of      Expiration     Options/SARS at
       Director          Shares*       Price*         Grant           Date          FY-End ($)
                                                                                   Exercisable
      ------------       -------     ---------      ---------     ----------   ------------------
      Mr. Collins:        1,100      $ 8.73636      6/18/03**      6/18/2009         $16,148

                          1,210      $ 4.90744       6/21/00       6/21/2006         $17,763

      Mr. Hallman:        1,100      $ 8.73636      6/18/03**      6/18/2009         $16,148

                          1,210      $ 4.90744       6/21/00       6/21/2006         $17,763

      Mr. Raleigh:        1,210      $ 8.8843        6/17/98       6/17/2004         $17,763

                          1,210      $ 5.5289        6/20/01       6/21/2007         $17,763

      Mr. Cirenza         5,500      $ 8.73636      6/18/03**      6/18/2009         $80,740

                         ------
                         12,540

* Share amounts exercise and option price have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

** Granted during the fiscal year ended January 31, 2004 upon election or re-election to the Board of Directors.

      There are currently 29,000 option shares available for future grant under this plan. During the year ended January 31, 2004, the following stock options were exercised:

      Name of         No. of Shares  Exercise     Date of     Per Share Exercise       Total
      Executive         Exercised*    Price*      Exercise        Date Value      Value Realized
      ---------       -------------  --------     --------    ------------------  --------------
      Mr. Collins:        1,100      $4.6509       5/6/03           $ 8.908           $ 9,799

      Mr. Hallman         1.100      $4.6509       5/6/03           $ 8.908           $ 9,799

      Mr. Raleigh         3,300      $2.9545       4/7/03           $ 8.182           $27,001

* Share amounts exercise and option price have been adjusted for the 1 for 10 stock distributions to shareholders of record on July 31, 2003 and 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                                   ----------

Related Party Leases

      In the past, because our access to third party financing was insufficient, we entered into arrangements with our directors and executive officers in order to fund the construction or acquisition of our assembly facilities. In such cases, we commissioned independent appraisals in 1999, 2002 and 2004 to ensure that these arrangements approximated arrangements made on an arms length basis. We believe that we currently have sufficient access to financing to fund our current and anticipated facility needs and we do not anticipate entering into additional arrangements with our directors or executive officers in the future and we are examining alternatives for financing these facilities that do not include executive officers or directors. We intend to conclude our study of the alternative financing arrangements by July 30, 2004 and to implement any new financing arrangements by October 30, 2004. A description of our current arrangements with our directors and executive officers follows.

      POMS Holding Co., or POMS, was formed in 1984 to lease both land and a building to us because bank financing was unavailable. POMS is a partnership whose partners include three of our directors, one of our officers and six other individuals who were stockholders at the time of the formation of POMS. Raymond
J. Smith, the chairman of our board of directors, Harvey Pride, Jr., our Vice President - Manufacturing, and John J. Collins and Eric O. Hallman, both of whom are directors, have a 20%, 20%, 8.75% and 5% interest in POMS, respectively. POMS presently leases to us a 91,788 square foot disposable garment manufacturing facility in Decatur, Alabama of which approximately 20% is highly improved office space. Under a lease effective September 1, 1999, we paid an annual rent of $364,900. This lease was renewed on April 1, 2004 through March 31, 2009 at the same rental rate.

      On June 1, 1999, we entered into a five year lease agreement (expiring May 31, 2004) with River Group Holding Co., L.L.P. for a 49,500 sq. ft. warehouse facility located next to the existing facility in Decatur, Alabama. River Group Holding Co., L.L.P. is a limited liability partnership consisting of Raymond Smith, John Collins, Eric Hallman, Walter Raleigh, Christopher Ryan and Harvey Pride who are all equal partners. Mr. Ryan is our President, Secretary, General Counsel and a director of our company, Messrs. Smith, Collins, Hallman and Raleigh are all directors of our company, and Mr. Pride is our Vice President - Manufacturing. We paid an annual rent of $199,100 for this facility during our fiscal year ended January 31 2004. We are the sole occupant of the facility. This lease was renewed on April 1, 2004 through March 31, 2009 at the same rental rate.

      On March 1, 1999, we entered into a one year (renewable for four additional one year terms) lease agreement with Harvey Pride, Jr., our Vice President - Manufacturing, for a 2,400 sq. ft. customer service office located next to our existing Decatur, Alabama facility. We paid an annual rent of $18,000 for this facility under the lease agreement during our fiscal year ended January 31, 2004. This lease was renewed on March 1, 2004 through February 28, 2009 at the same rental rate.

Past Related Party Transactions

      In 1997, An Qui Holding Co., L.L.C., a limited liability company whose members are Lakeland, five of our directors and one of our officers, financed the construction of a 46,000 square foot building in An Qui City, China and the leasing of the real property underlying the building for 50 years to Weifang Lakeland Safety Product Co., Ltd., one of our subsidiaries. Weifang was obligated to make annual rental payments and to pay a portion of the proceeds from any sale of the property to An Qui. In 2002, An Qui sold to Weifang its rights to the annual rental payments and to its contractual rights to proceeds from the sale of the property for an aggregate purchase price of $406,045 (net of expenses). Weifang paid $222,645, $89,000 and $94,400 of this purchase price to An Qui in December 2002, January 2003 and June 2003, respectively. Messrs Pride, Hallman, Smith, Ryan and Collins each received 10.94% (or $44,421) of these proceeds while Mr. Raleigh received 9.8% (or $39,792) of such proceeds.

      In 2001, An Qui also financed the construction of our facility in Jiazhou City, China through two separate loans. On June 19, 2003, we acquired one of these construction loans in return for payment of $168,100 (plus accrued interest) to An Qui and a foreign investor who had participated in the loan. The loan (by Messrs. Pride, Hallman, Smith, Ryan and Collins and two other investors in the amount of $168,100) was evidenced by an assignable unsecured promissory note dated May 17, 2002 bearing simple interest at 9% annually, and, if not paid by May 30, 2003, the interest rate would have increased to 10%. Each of the 5 Lakeland officers and directors invested $26,000 in the project and was repaid his investment of $26,000 plus interest of $3,037.59.

      The second loan was an intercompany loan made by Meiyang Protective Products Co., Ltd., a wholly owned subsidiary, to its sister subsidiary Qing Dao May Tung Healthcare Co., Ltd. The outstanding principal amount of this loan was approximately $1,218,588 as of January 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to preceding fiscal year and written representations from certain reporting persons, we were not aware of any failure by a reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

                                   ----------

      The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

                                   ----------

Stockholder proposals for inclusion in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders must be received by the Company not later than January 31, 2005. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year and must continue to own such securities through the date on which the meeting is held, and the securities so held must have a market value of at least $1,000. Any such proposal will be included in the Proxy Statement for such Annual Meeting if the rules of the Securities and Exchange Commission are complied with as to the timing and form of such proposal, and the content of such stockholder's proposal is determined by the Company to be appropriate under rules promulgated by the Commission.

                                        By the Order of the Board of Directors


                                        Christopher J. Ryan,
                                        Secretary

May 7, 2004


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

Appendix A

                            LAKELAND INDUSTRIES, INC.
                             AUDIT COMMITTEE CHARTER

Membership

      The audit committee will be composed of not less than three members of the board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of these matters, and their individual independence and objectivity.

      The committee membership will meet the requirements of the audit committee policy of the NASDAQ Independent Director and Audit Committee Requirements. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member.

      No officers or employees of the company or its subsidiaries will serve on the committee. A former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the board of directors, the former officer will exercise independent judgment and will materially assist the committee's function. However, a majority of the committee will be directors who were not formerly officers of the company or any of its subsidiaries.

      In considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration to guidelines issued by the NASDAQ as supplementary material to its audit committee policy, which were provided to assist boards of directors in observing the spirit of the policy.

Actions of the Committee

      The activities of the committee may result in the following types of actions.

      a. Those in which the committee will inform the board that action has been taken in the board's interest and does not require prior board approval.

            1. Review and approve the scope of the annual audit for the company and its subsidiaries recommended jointly by the independent CPAs and the president.

            2. Review and approve the scope of the company's annual profit and pension trusts audits.

            3. When requested by the chairman of the board during an annual shareholders' meeting, the committee chairman will answer questions raised by a shareholder on matters relating to the committee's activities.

            4. Request the president to have the internal audit staff study a particular area of interest or concern.


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

      b. Those which the committee will review and study and then recommend action by the board.

            1.    Appoint independent public accountants.

            2.    Review major accounting policy changes before implementation.

            3. Review SEC registration statements before signature by other board members.

            4. Review annual audit reports and the content of proposed published reports.

      c. Those which the committee will review and study and provide summary information reports to the board when appropriate.

            1. Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants or by comparable bodies outside the United States.

            2. Interview independent CPAs for review and analysis of strengths and weaknesses of the company's financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

            3. Participate in financial review preceding publication of quarterly reports.

            4. Review administration of the company's "conflict of interest" policy.

            5. Review the performance of management and operating personnel under the company's code of ethics.

            6. Review insurance programs from the standpoint of gaps and exposure as well as fraud.

            7. Review reports on the company or its subsidiaries by agencies of governments in countries where the company or its subsidiaries operate.

            8. Review periodic SEC filings by the company and assure that adequate programs and procedures exist to comply with SEC regulations and regulations of securities exchanges (such as the NASDAQ).

Appendix B
12/1/00

                            LAKELAND INDUSTRIES, INC.
                                 CODE OF ETHICS
                     FOR DIRECTORS, OFFICERS AND EMPLOYEES.

Introduction

For the past several years, the activities of business organizations, both large and small, have been the subject of increased scrutiny and criticism by the public, the government, and the news media.

This is particularly true of multinational corporations, which have been the object of worldwide demands for public statements of their corporate codes of ethics.

For that reason, it is appropriate for Lakeland Industries, Inc. to restate it position on ethical conduct, based on the original precepts of the business and on policies formulated as the corporation has grown.

As a good corporate citizen, Lakeland Industries, Inc. has always endeavored to conduct its business in a manner conforming to the highest ethical standards. The company's reputation for unquestionable integrity is its most valuable asset in its relationships with its customers, employees, shareholders, and the communities in which its plants are located.

The following statement of business principles has been prepared to guide the future conduct of company activities in an ethical and legal manner. It is not intended to supply answers for every business activity; rather, it is an effort to reiterate the continuing policies of the corporation on ethical business behavior, which must be observed by all Lakeland Industries, Inc. employees and representatives throughout the world. It is essential that all employees and representatives conform to these principles as they perform their activities on behalf of Lakeland Industries, Inc.

Lakeland and its employees

Employees are the corporation's greatest asset, and it is a Lakeland Industries, Inc. policy to treat them fairly in all matters and to pay them competitively.

Lakeland and its domestic subsidiaries are engaged in a program of full compliance with all federal and state laws applicable to hiring and promoting people on the basis of demonstrated ability, experience, and training without regard to race, religion, sex age, national origin, or other factors requiring affirmative action. The corporation requires continuous management attention at all corporate levels to assure compliance with the spirit and letter of this policy.

With this in mind, it is the intent of Lakeland to:

Choose its employees on the basis of their ability to perform the work for which they are hired without regard to race, religion, sex, age, national origin, or other factors requiring affirmative action.

Offer employees a safe, healthy, and clean work environment.

Offer work that challenges the employees and gives them a feeling of satisfaction. Pay employees fairly in relation to their contributions to the company's efforts, within the boundaries of current standards.

Lakeland and the Community

The corporation shall conduct its business in a manner that is socially responsible. In addition to manufacturing and selling products, it shall protect the quality of the environment and endeavor to conserve energy and other valuable resources.

Each of the corporation's facilities is expected to make every effort to be an integral part of the community in which it operates, and to participate in its activities as a concerned and responsible citizen. Like individual citizens, it benefits from such activities as health, welfare, character building, education, and culture. And like individuals, it has the responsibility to support and develop these social and civic activities.

The company recognizes that employee participation in cultural, social or volunteer organizations can be public service of a higher order, and all Lakeland employees are encouraged to participate in public activities of their individual choice.

Lakeland and its Customers

The corporation shall endeavor to supply its customers with quality products, delivered on schedule and sold at a fair price. Lakeland products will be manufactured to the company's high quality standards and will offer customers all the technical skills of its employees and the expertise of Lakeland technology and know-how.

Lakeland and the Law

It is the policy of Lakeland to comply fully with all valid laws and regulations that govern its operations in the various communities, states and countries in which it operates and to conduct its affairs in keeping with the highest moral, legal and ethical standards.

There is an obligation, both corporate and individual, to fulfill the intent of the above statement. It is not expected that every employee will have full knowledge of the laws affecting his or her responsibilities. The company does, however, expect that employees with significant responsibilities will have a general knowledge of prohibited activities involved in their work and will seek guidance on any matter on which there is a question, either directly from the corporation's legal department or through their supervisors.

Honesty is not subject to equivocation at any time in any culture, and even where the law may be permissive; your corporation chooses to follow the course of highest integrity. The reputation of the company for scrupulous dealing is a priceless asset, just as it is for individuals. The intent of these principles is to maintain and develop the corporation's reputation in the future as it has in the past.

Lakeland and Business Ethics

The law is a base for ethical business conduct which should normally be at a level well above the minimum required by law. In its relationships with customers, the corporation will offer the same advantages to all and will be fair in all its endeavors. Gifts or bribes for the purpose of influencing the buying decisions of employees of customers or potential customers or persons in a position to influence a buying decision are clearly improper and prohibited.

In dealing with suppliers, an employee shall not solicit, accept, or countenance payments or substantial gifts, regardless of motive, from either a vendor or a potential vendor.

In its relationships with its competitors, the corporation and its employees will fully understand and strictly adhere to the requirements of the antitrust laws. These laws, which, in the United States, include the Sherman Act, Clayton Act, Robinson-Patman Act, and Federal Trade Commission Act, seek to advance and maintain the free enterprise system and take precedence over any business objective of the corporation, notwithstanding any resulting increases in sales or profits.

Such acts as price-fixing, restrictive agreements, boycotts, tie-in arrangements exclusive of reciprocal dealings, monopolizing, price inducements, and discriminatory allowances are or may be illegal. All employees shall scrupulously avoid violations of the antitrust laws. The corporation will not condone any actions which an employee knew or should have known would violate the antitrust laws or any other valid law or regulation.

The corporation and its units shall make no financial contributions to a political party or to a candidate running for any elective office. This policy applies to all political parties or candidates worldwide, even when permitted by local law. Payments, regardless of amount, to any government employee, or gifts or services of substantial value or lavish entertainment, regardless of motive, are prohibited.

Relationships with public employees shall be so conducted that neither the officials nor the company's integrity would be compromised if the full details of the relationship became a matter of public knowledge.

Lakeland and Conflicts of Interest

It has always been, and continues to be, the corporation's intent that its employees maintain the highest standards of loyalty in their conduct of company affairs. In essence, company employees shall deal with suppliers, customers, and other persons doing business or seeking to do business with the corporation in a manner that eliminates considerations of personal advantage.

Because they hold positions of trust in the corporation, a director, an officer, or any employees may not make a profit from the corporation because of their official position. They are also clearly prohibited from engaging in a competing business.

In addition to the legal responsibility of the directors and officers, it is the duty of all employees to act in the best interests of the corporation and to avoid situations which might produce a conflict between their own interests and those of the corporation. Employees shall have no financial interest in any firm doing business with or seeking to do business with the corporation, nor shall they accept employment outside the company which may result in a conflict of interest, unless same is fully disclosed and approved by a disinterested group of officers and/or directors.

Enforcement and Protection for Reporting Persons

Any director, officer or employee can report, anonymously, if they want, violations of the above Code of Ethics directly to Michael Cirenza an independent director and member to our Audit Committee. Mr. Cirenza will then inform the other independent directors Messrs. Hallman, Collins, and Raleigh and they will determine whether a violation has occurred, according to the standards outlined above, hold a formal meeting, if required, to question the officer, employee or director reported, and if necessary recommend a disciplinary remedy, termination, or notify the appropriate legal authorities. The reporting contact is Michael Cirenza, CFO County-Life, 180 Vanderbilt Motor Parkway, Hauppauge, NY 11788, Tel. # 631-232-5482; E-mail: Michael@country-life.com.

REVOCABLE PROXY
LAKELAND INDUSTRIES, INC.
711-2 Koehler Avenue, Ronkonkoma, New York 11779-7410

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Eric O. Hallman and Christopher J. Ryan as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Lakeland Industries, Inc., held of record by the undersigned on April 23, 2004 at the annual meeting of stockholders to be held on June 16, 2004 or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above

Co-holder (if any) sign above

1. Election of Directors
Raymond J. Smith  Walter J. Raleigh

                  With-    For All
         For      hold     Except
         [_]       [_]      [_]


2. Ratify  appointment  of Auditors  PricewaterhouseCoopers  LLP for fiscal year
2005.

         For      Against  Abstain
         [_]       [_]      [_]

3. Other Business
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

LAKELAND INDUSTRIES, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.